Exhibit 4.3

INDENTURE

Dated as of [                    ]

between

SAGENT PHARMACEUTICALS, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

PROVIDING FOR THE ISSUANCE OF DEBT SECURITIES

CROSS REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03; 11.04; 11.05
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12; 9.05
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	11.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

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		Page
SECTION 11.12	Successors	51
SECTION 11.13	Severability	51
SECTION 11.14	Counterpart Originals	51
SECTION 11.15	Table of Contents, Headings, Etc.	52
SECTION 11.16	Waiver of Immunities	52
SECTION 11.17	U.S.A. Patriot Act	52
SECTION 11.18	Qualification of Indenture	52

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This INDENTURE (this “Indenture”), dated as of [                    ], is between Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of registered debentures, notes, bonds and other evidences of indebtedness (collectively, the “Securities”), to be issued in one or more fully registered series; and

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities or any series thereof.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors (or any duly authorized committee thereof), unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, capital stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (except for temporary treatment of construction-related expenditures under ASC 840-40, “Sale-Leaseback Transactions,” which will ultimately be treated as operating leases or occupancy agreements upon a Sale and Lease-Back Transaction).

“Cash Equivalents” means:

(1) U.S. dollars;

(2) (i) Sterling, Canadian Dollars, Euro, or any national currency of any participating member state of the economic and monetary union contemplated by the Treaty on European Union; or

(ii) in the case of the Issuer or a Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any lender under the Issuer’s credit facilities or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated P-1 by Moody’s or A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody’s;

(11) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (10) above; and

(12) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (11) above or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Obligations” means Obligations under any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Commission” means the U.S. Securities and Exchange Commission.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(ii) to advance or supply funds

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof, or

(iv) as an account party with respect to any letter of credit, letter of guaranty or bankers’ acceptance.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Securities, each in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.01, Section 2.02 and Section 2.06 hereof.

“Depository” means, with respect to the Securities issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depository with respect to the Securities, and any and all successors thereto appointed as Depository hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the stated maturity date of the Securities of the applicable series or the date the Securities of the applicable series are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Foreign Subsidiary” means, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.

“GAAP” means generally accepted accounting principles in the United States in effect on the date hereof, except for any reports required to be delivered pursuant to Section 4.03 hereof, which shall be prepared in accordance with GAAP in effect on the date thereof. At any time after the issue date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Securities.

“Global Securities” means, individually and collectively, each of the Securities in global form issued in accordance with Section 2.01, Section 2.02 and Section 2.06 hereof.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity, raw materials, utilities and energy prices.

“Holder” means the Person in whose name a Security is registered, in each case on the Security Register.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money,

(ii) evidenced by bonds, notes, debentures or similar instruments,

(iii) evidenced by letters of credit (or, without duplication, reimbursement agreements in respect thereof),

(iv) Capitalized Lease Obligations,

(v) representing the deferred and unpaid balance of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed,

(vi) representing any interest rate Hedging Obligations, or

(vii) all Cash Management Obligations incurred with a lender (or its Affiliates) under a credit agreement,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business),

(c) Disqualified Stock of such Person, and

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of ASC 840-40, “Sale-Leaseback Transactions,” (C) obligations with respect to receivables financing facilities and (D) obligations under or in respect of inventory financing agreements entered into in the ordinary course of business. The amount of Indebtedness of any person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” when used with respect to any series of Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issuer” has the meaning provided in the introductory paragraph of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Date” means, when used with respect to any Security to be purchased at the option of the Holder, the date fixed for such purchase by or pursuant to this Indenture.

“Purchase Price” means, when used with respect to any Security to be purchased at the option of the Holder, the price at which it is to be purchased pursuant to this Indenture.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” means any date as of which the Holder of a Security will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price specified in the related Officers’ Certificate or supplemental indenture contemplated by and pursuant to Section 2.01 hereof, at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person in contemplation of such leasing.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For purposes of this Indenture, all references to Securities to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Securities of the applicable series.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means all Indebtedness or Obligations of the Issuer in any case outstanding on the date of this Indenture or the date Securities of any series are issued hereunder or thereafter created, incurred, guaranteed or assumed and permitted to be incurred under the terms of this Indenture, unless the instrument creating or evidencing any such Indebtedness or Obligations or pursuant to which the same is outstanding it is expressly provided, at or prior to the time that the Issuer becomes liable in respect thereof, that any such Indebtedness or Obligations or such amendment, renewal, extension, modification and refunding thereof is not Senior Indebtedness; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Subordinated Security” means any Security issued under this Indenture which is designated as a Subordinated Security.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two (2) Business Days prior to such determination.

Whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	1.05	(g)
“Event of Default”	6.01
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Registrar”	2.03
“Security Register”	2.03
“Successor Company”	5.01

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” with respect to the Securities means the Issuer and any successor obligor thereof.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”; and

(l) any financial ratios required to be satisfied in order for a specific action to be permitted under this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders, as applicable, in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuer may, except as otherwise provided herein and in the Securities, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including The Depository Trust Company (“DTC”), may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy to the beneficial owners of interests in any such Global Security through such Depository’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by DTC entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

SECTION 1.06 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to agreements (including this Indenture and the Securities) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by this Indenture; and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

THE SECURITIES

SECTION 2.01 Form and Dating; Terms.

(a) General. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each Security shall be in one of the forms approved from time to time by or pursuant to any Board Resolution of the Issuer, or established in an Officers’ Certificate of the Issuer or one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

(b) Global Securities. If Securities of a series are issuable in whole or in part in global form, the global security representing such Securities may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, redemptions or issuances of additional Securities. Any endorsement of a Security in global form to reflect the amount (or any increase or decrease in the aggregate principal amount) of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.01(d) hereof.

(c) Certificate of Authentication. The form of Trustee’s certificate of authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

(d) Terms. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Securities may be issued in one or more series in such aggregate principal amount as may from time to time be authorized by the Issuer’s Board of Directors. Securities may differ between series in respect of any matters.

Each series of Securities shall be created either by or pursuant to Board Resolutions of the Issuer or an Officers’ Certificate of the Issuer or by one or more indentures supplemental hereto. Any such Board Resolution, Officers’ Certificate or supplemental indenture (or, in the case of a series of Securities created pursuant to a Board Resolution, any officer or officers authorized by such Board Resolution) shall establish the terms of any such series of Securities, including the following (as and to such extent as may be applicable):

(1) the title of such series;

(2) the limit, if any, upon the aggregate principal amount or issue price of the Securities of such series;

(3) the issue date or issue dates of the Securities of such series;

(4) the stated maturity date of the Securities of such series;

(5) the place or places where the principal, premium, if any, interest, if any, and additional amounts, if any, payable with respect to the Securities of such series shall be payable;

(6) whether the Securities of such series will be issued at par or at a premium over or a discount from their face amount;

(7) the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, and, if applicable, the method by which such rate or rates may be determined;

(8) the date or dates (or the method by which such date or dates may be determined) from which interest, if any, shall accrue, and the Interest Payment Dates on which such interest shall be payable;

(9) the rights, if any, to defer payments of interest on the Securities by extending the interest payment periods and the duration of such extension;

(10) the period or periods within which, the Redemption Price(s) or Purchase Price(s) at which, and any other terms and conditions upon which the Securities of such series may be redeemed or repaid, in whole or in part, by the Issuer;

(11) the obligation, if any, of the Issuer to redeem, repay, or purchase any of the Securities of such series pursuant to any sinking fund, mandatory redemption, purchase obligation, or analogous provision at the option of a Holder thereof, and the period or periods within which, the Redemption Price(s) or Purchase Price(s) or other price or prices at which, and any other terms and conditions upon which the Securities of such series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

(12) whether the Securities of such series are to be issued in whole or in part in global form and, if so, the identity of the Depository for such global security and the terms and conditions, if any, upon which interests in the Securities represented by such global security may be exchanged, in whole or in part, for the individual Securities represented thereby (if other than as provided in Section 2.06);

(13) whether such Securities are subordinated Securities and if so, the provisions for such subordination;

(14) the denominations in which the Securities of such series will be issued (which may be any denomination as set forth in the terms of such Securities) if other than $2,000 or an integral multiple of $1,000 in excess thereof;

(15) whether and under what circumstances additional amounts on the Securities of such series shall be payable in respect of any taxes, assessments, or other governmental charges withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(16) the basis upon which interest shall be calculated;

(17) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security for a definitive Security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents, and/or conditions;

(18) the exchange or conversion of the Securities of that series, whether or not at the option of the Holders thereof, for or into new Securities of a different series or for or into any other securities which may include shares of Capital Stock or securities directly or indirectly convertible into or exchangeable for any such shares or securities of entities unaffiliated with the Issuer or any Affiliate of the Issuer;

(19) if other than U.S. dollars, the foreign or composite currency or currencies in which the Securities of such series shall be denominated and in which payments of principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to such Securities shall or may be payable;

(20) if the principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to the Securities of such series are to be payable in any currency other than that in which the Securities are stated to be payable, whether at the election of the Issuer or of a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(21) if the amount of any payment of principal, premium, if any, interest, if any, or other sum payable with respect to the Securities of such series may be determined by reference to the relative value of one or more specified currencies, commodities, securities, or instruments, the level of one or more financial or non- financial indices, or any other designated factors or formulas, the manner in which such amounts shall be determined;

(22) the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

(23) the appointment by the Trustee of an authenticating agent in one or more places other than the Corporate Trust Office of the Trustee, with power to act on behalf of the Trustee, and subject to its direction, in the authentication and delivery of the Securities of such series;

(24) any trustees, depositories, paying agents, transfer agents, exchange agents, conversion agents, registrars, or other agents with respect to the Securities of such series if other than the Trustee, Paying Agent and Registrar named herein;

(25) the portion of the principal amount of Securities of such series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.12;

(26) any Event of Default with respect to the Securities of such series, if not set forth herein, or any modification of any Event of Default set forth herein with respect to such series;

(27) any covenant solely for the benefit of the Securities of such series;

(28) the inapplicability of Article VIII of this Indenture to the Securities of such series and if Article VIII is applicable, the covenants subject to Covenant Defeasance under Section 8.03; and

(29) any other additional, eliminated or changed terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

If any series of Securities shall be established by action taken pursuant to any Board Resolutions, the execution by the officer or officers authorized by such Board Resolutions of an Authentication Order with respect to the first Security of such series to be issued, and the delivery of such

Authentication Order to the Trustee at or before the time of issuance of the first Security of such series, shall constitute a sufficient record of such action. Except as otherwise permitted by Section 2.02, if all of the Securities of any such series are not to be issued at one time, the Issuer shall deliver an Authentication Order with respect to each subsequent issuance of Securities of such series, but such Authentication Orders may be executed by any authorized Officer or Officers of the Issuer, whether or not such Officer or Officers would have been authorized to establish such series pursuant to the aforementioned Board Resolutions.

Unless otherwise provided by or pursuant to the Board Resolutions, Officers’ Certificate or supplemental indenture creating such series, (i) a series may be reopened for issuances of additional Securities of such series, and (ii) all Securities of the same series shall be substantially identical, except for the initial Interest Payment Date, issue price, initial interest accrual date and the amount of the first interest payment.

The form of the Securities of each series shall be established in a supplemental indenture or by or pursuant to the Issuer’s Board Resolutions or Officers’ Certificate creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner as the Issuer’s Board of Directors or its authorized representative or representatives may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

SECTION 2.02 Execution and Authentication. At least one Officer of the Issuer shall execute the Securities on behalf of the Issuer by manual or facsimile signature.

If an Officer of the Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Security has been duly authenticated and delivered under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities to the Trustee for authentication, together with a written order of the Issuer signed by two Officers of the Issuer for authentication and delivery of such Securities (an “Authentication Order”). In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any additional Securities for an aggregate principal amount specified in such Authentication Order for such additional Securities issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, certified by the applicable Secretary or an Assistant Secretary to have been duly adopted by the Issuer’s Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Issuer’s Board of Directors, such Officers’ Certificate;

(b) an executed supplemental indenture, if any;

(c) an Officers’ Certificate delivered in accordance with Section 11.04; and

(d) an Opinion of Counsel, which shall state:

(i) that the form of such Securities has been established by a supplemental indenture or by or pursuant to a Board Resolution in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(ii) that the terms of such Securities have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

(iii) that such Securities, when authenticated and delivered by the Trustee and issued in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03 Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities (“Security Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more additional paying agents and one or more transfer agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agents.

The Issuer shall maintain a Registrar and Paying Agent in the Borough of Manhattan, the City of New York, the State of New York.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer may remove any Agent upon written notice to such Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor in accordance with clause (i). Any Agent may resign at any time upon written notice to the Issuer and the Trustee. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Issuer or any of its respective Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints DTC to act as Depository with respect to the Global Securities representing the Securities (except as otherwise specified pursuant to Section 2.01(d) for the Securities of such series).

If any Securities are listed on an exchange and the rules of such exchange so require, the Issuer shall satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

SECTION 2.04 Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Issue shall deposit with the Paying Agent (or if the Issuer or any Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06 Transfer and Exchange.

(a) Except as otherwise set forth in this Section 2.06 (and except as otherwise specified pursuant to Section 2.01(d) for the Securities of such series), a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository. A beneficial interest in a Global Security may not be exchanged for a Definitive Security unless (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 and 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in (i) or (ii) hereof. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in this Section 2.06 hereof.

The Issuer may at any time and in its sole discretion and subject to the procedures of the Depository determine that individual Securities of any series issued as Global Securities shall no longer be represented by such Security or Securities in global form. In such event the Issuer will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of Definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Issuer pursuant to Section 2.01(d) with respect to a series of Securities issued as Global Securities, the Depository for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Issuer and such Depository. Thereupon, the Issuer shall execute, and the Trustee upon receipt of an Authentication Order for the authentication and delivery of Definitive Securities of such series, shall authenticate and deliver, without service charge:

(i) to each Person specified by such Depository, a new Definitive Security or Securities of the same series and of the same tenor and terms, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(ii) to such Depository, a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the Definitive Securities delivered to Holders pursuant to clause (i) above.

Any other provision of this Section 2.06 notwithstanding, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository, or by a nominee of such Depository to such Depository or another nominee of such Depository, or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be canceled by the Trustee or an agent of the Issuer or the Trustee. Securities issued in definitive form in exchange for a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depository.

Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(b) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Security at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) Upon due presentation for registration of transfer of any Security of any series at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Issuer with respect to that series pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and stated maturity. At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and stated maturity, upon surrender of the Securities to be exchanged at such office or agency.

Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

SECTION 2.07 Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Security is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds, on a Redemption Date or maturity date, money sufficient to pay Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 Treasury Securities. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuer or any obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10 Temporary Securities. Until certificates representing Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Securities in exchange for temporary Securities without charge to the Holder.

Holders and beneficial holders, as the case may be, of temporary Securities shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Securities under this Indenture.

SECTION 2.11 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Securities and in Section 4.01 hereof for the Securities of such series. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than five (5) days prior to the related payment date for such defaulted interest (or such shorter period as is acceptable to the Trustee). The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the

Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Security Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.13 CUSIP/ISIN Numbers. The Issuer in issuing the Securities shall use commercially reasonable efforts to use CUSIP and ISIN numbers (in each case, if then generally in use) and the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

SECTION 2.14 Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate of the Issuer.

SECTION 2.15 Effectiveness of Indenture. For the avoidance of doubt, all parties hereto hereby agree that the terms and provisions of this Indenture shall be effective and applicable as of the initial issue date of Securities under this Indenture and at all times thereafter until the time at which no Securities are outstanding.

SECTION 2.16 Security. If so provided pursuant to Section 2.01(d) with respect to the Securities of any series, the Securities of such series may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.01(d). Any and all terms and provisions applicable to the security for the Securities of such series shall be provided in or pursuant to Section 2.01(d), which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Issuer may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Issuer shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities that may be outstanding hereunder from time to time.

SECTION 2.17 Subordination of Subordinated Securities. The Issuer covenants and agrees, and each Holder of a Subordinated Security, by such acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner as may be specified pursuant to Section 2.01(d), the indebtedness and the payment of the principal of, premium, if any, and interest, if any, on each and all of the Subordinated Securities issued hereunder are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer. Any and all terms and provisions applicable to the subordination of the Securities of such series shall be provided in or pursuant to Section 2.01(d).

ARTICLE III

REDEMPTION

The Issuer may reserve the right to redeem and pay before the stated maturity date of any series of Securities all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.01(a) and Section 2.01(b) or as otherwise provided in Section 2.01(d), and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 2.01(d). Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

SECTION 3.01 Notices to Trustee. In case of any redemption at the election of the Issuer, they shall furnish to the Trustee, at least five (5) Business Days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officers’ Certificate of the Issuer setting forth (i) the paragraph or subparagraph of such Security and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Securities to be redeemed and (iv) the Redemption Price.

SECTION 3.02 Selection of Securities to Be Redeemed or Purchased. If less than all of the Securities are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities to be redeemed or purchased (a) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed, or (b) on a pro rata basis among those to be redeemed to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method the Trustee shall deem fair and appropriate subject to the rules and procedures of DTC. In the event of partial redemption or purchase by lot, the particular Securities to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Securities and portions of Securities selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Securities of less than $2,000 can be redeemed or purchased in part, except that if all of the Securities of a Holder are to be redeemed or repurchased, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

SECTION 3.03 Notice of Redemption. Except as otherwise provided herein, in the case of Global Securities, the Issuer shall mail or cause to be delivered electronically, notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or Article X hereof.

The notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Security is to be redeemed in part only, the portion of the principal amount of that Security that is to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Securities upon cancellation of the original Security;

(d) the name, telephone number and address of the Paying Agent;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(h) the CUSIP and ISIN number, if any, printed on the Securities being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Securities.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five (5) Business Days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate of the Issuer requesting that the Trustee give such notice and setting forth the form of such notice and the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price, subject to the satisfaction of any conditions precedent provided in such notice. The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption.

SECTION 3.05 Deposit of Redemption or Purchase Price.

(a) Prior to 11:00 a.m. (New York City time) on the Redemption Date or the Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price or Purchase Price, as the case may be, of and accrued and unpaid interest on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price or Purchase Price of (including any applicable premium), and accrued and unpaid interest, if any, on, all Securities to be redeemed or purchased.

(b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date or Purchase Date, as the case may be, interest shall cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the Redemption Date or Purchase Date shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or Purchase Date, as applicable, until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or Purchase Date, as applicable, not paid on such unpaid principal, in each case at the rate provided in the Securities.

SECTION 3.06 Securities Redeemed or Purchased in Part. Upon surrender and cancellation of a Security that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, for the Holder at the expense of the Issuer a new Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Securities. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities (except as otherwise provided pursuant to Section 2.01(d) for the Securities of such series). Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or an Affiliate of the Issuer, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency. The Issuer shall maintain the offices or agencies in the Borough of Manhattan, the City and State of New York (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 hereof where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies in the Borough of Manhattan, the City and State of New York required by Section 2.03 hereof for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03 Reports and Other Information. The Issuer shall deliver to the Trustee within fifteen (15) days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any quarterly or annual report or other information, document or other report that the Issuer files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee as of the time such documents are filed with EDGAR.

SECTION 4.04 Compliance Certificate. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Trustee ending after the date hereof, an Officers’ Certificate stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.05 Stay, Extension and Usury Laws. The Issuer covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06 Issuer’s Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence in accordance with its organizational documents (as the same may be amended from time to time) and (ii) the its rights (charter and statutory), licenses and franchises; provided that the Issuer shall not be required to preserve any such right, license or franchise if its Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07 Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 2.01(d) for Securities of such series, the Issuer may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to clauses (27) or (28) of Section 2.01(d) or clause (4) of Section 9.01 for the benefit of the Holders of such series if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition; provided that no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE V

SUCCESSORS

SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person unless:

(1) (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Default or Event of Default exists.

(b) Notwithstanding the foregoing, clause (3) above will not be applicable to (a) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer and (b) the Issuer merging with an Affiliate solely for the purpose of reincorporating the Issuer, as the case may be, in another jurisdiction.

(c) The predecessor company will be released from its obligations under this Indenture and the Securities and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Securities.

(d) In connection with any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer contemplated by this Section 5.01, the Issuer shall execute and deliver to the Trustee a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, evidencing such succession together with an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer contemplated by this Section 5.01 and such supplemental indenture in respect thereto complies with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor entity, subject to the customary exceptions.

SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. The following events referred to in clauses (1) through (5) inclusive of this Section 6.01 shall constitute an “Event of Default,” unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 2.01(d):

(1) Non-Payment of Principal. The Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities;

(2) Non-Payment of Interest. The Issuer defaults in the payment when due of interest on or with respect to the Securities and such default continues for a period of 30 days;

(3) Specific Covenants. The Issuer defaults in the performance of, or breach any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described under Section 4.03 hereof; or

(4) Insolvency and Bankruptcy Proceeding. (i) The Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a custodian of it or for all or substantially all of its property;

(d) makes a general assignment for the benefit of its creditors;

(e) generally is not paying its debts as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer in an involuntary case;

(b) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or

(c) orders the liquidation of the Issuer and the order or decree remains unstayed and in effect for 60 consecutive days.

If a Default for a failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action. In addition, any Default or Event of Default for the failure to deliver any notice or certificate pursuant to any provision of this Indenture shall be deemed to be cured upon the delivery of any such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

SECTION 6.02 Acceleration. If an Event of Default under Section 6.01 hereof (other than an Event of Default specified in Section 6.01(4) with respect to the Issuer) shall occur and be continuing, the Trustee acting at the written direction of the Holders of at least 25% in aggregate principal amount of the then total outstanding Securities of the affected series may declare the principal of the Securities and any accrued interest on the Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.

Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder of the Securities. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on such Securities, have been cured or waived as provided in this Indenture.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(4) hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default specified in Section 6.01(4) hereof with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities.

No Holder of any Security will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the then outstanding Securities shall have made written request, and offered reasonable indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Security for enforcement of payment of the principal of (and premium, if any) or interest on such Security on or after the respective due dates expressed in such Security.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of the affected series or to enforce the performance of any provision of the Securities of the applicable series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of the applicable series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of not less than a majority in aggregate principal amount of the issued and then outstanding Securities of the affected series by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default under this Indenture and its consequences hereunder, except a default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist with respect to the applicable series, and any Event of Default arising therefrom shall be deemed to have been cured with respect to the applicable series for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may (1) refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security or that would involve the Trustee in personal liability if the Trustee, being advised by counsel, reasonably determines that the action or proceeding so directed may not lawfully be taken if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or (2) take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.06 Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Security of a series may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder has previously given the Trustee notice that an Event of Default with respect to the applicable series is continuing or the Trustee receives such notice from the Issuer;

(2) Holders of at least 25% in principal amount of the total outstanding Securities of the affected series have requested the Trustee to pursue the remedy;

(3) Holders of the Securities of the affected series have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Securities of the affected series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

SECTION 6.07 Rights of Holders of Securities to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) or Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Securities on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13 Application of Funds. If the Trustee collects any money with respect to a series of Securities pursuant to this Article VI, any such amounts received shall be applied by the Trustee or any Agent in the following order:

First, to payment of that portion of the Obligations under this Indenture and the Securities constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including all reasonable fees, expenses and disbursements of any law firm or other external legal counsel payable under Section 7.07 hereof) payable to each of the Trustee or such Agent (ratably among the Trustee or such Agent in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations under this Indenture and the Securities constituting fees, indemnities and other amounts (other than principal and interest) payable to the Holders of the Securities, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations under this Indenture and the Securities constituting accrued and unpaid interest (including any default interest) on the Securities and ratably among the Holders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations under this Indenture and the Securities constituting unpaid principal of the Securities ratably among the Holders in proportion to the respective amounts described in this clause Fourth held by them; and

Fifth, to the payment of all other Obligations of the Holders that are due and payable to the Trustee and the other Holders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Trustee and the other Holders on such date.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

SECTION 6.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the cure or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the Trust Indenture Act once this Indenture is qualified under the Trust Indenture Act and the Trustee need perform only those duties that are specifically set forth in this Indenture or the Trust Indenture Act once this Indenture is qualified under the Trust Indenture Act and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, provided, however, that the Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities unless the Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting hereunder, it may require an Officers’ Certificate of the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

(m) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability or expense (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk, liability or expense is not reasonably assured to it.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee with respect to Securities of any series, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs.

SECTION 7.06 Reports by Trustee to Holders of the Securities. Within 60 days after each [            ], beginning with the [            ] following the date Securities are first issued hereunder, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Securities shall be delivered to the Issuer and filed with the Commission, if required by applicable law, and each stock exchange on which the Securities are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its acceptance of this

Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee (acting in any capacity hereunder) and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) or defending itself against any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(A) the Trustee fails to comply with Section 7.10 hereof or Section 310 of the Trust Indenture Act;

(B) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C) a custodian or public officer takes charge of the Trustee or its property; or

(D) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Securities (at the Issuer’s expense) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder (at the Issuer’s expense) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02 Legal Defeasance and Discharge. The provisions of this Section 8.02 shall apply to the Securities of each series unless specifically otherwise provided in Issuer’s Board Resolutions, Officers’ Certificate or an indenture supplemental hereto as provided pursuant to Section 2.01(d). Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B) the Issuer’s obligations with respect to Securities concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(C) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(D) this Section 8.02.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03 Covenant Defeasance. The provisions of this Section 8.03 shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto as provided pursuant to Section 2.01(d). Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under any covenants specified in or pursuant to Section 2.01(d) as being subject to Covenant Defeasance with respect to such series (except as to (a) rights of registration of transfer and exchange of Securities of such series and rights under Section 8.05, Section 8.06, Section 4.02 and Section 4.04, (b) substitution of mutilated, destroyed, lost or stolen Securities of such series, (c) rights of Holders of Securities of such series to receive, from the Issuer pursuant to Section 4.01, payments of principal thereof and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (d) the rights, obligations, duties and immunities of the Trustee hereunder and (e) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), in each case with respect to the outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of

Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes); provided, however, that no covenant defeasance pursuant to this Section 8.03 shall release the Issuer from its obligations under the Trust Indenture Act, including, without limitation, its obligations under Section 314 of the Trust Indenture Act. For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance) and 6.01(4) hereof shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations pursuant to Section 8.02 or 8.03, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 7.07, 8.06 and 8.07 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.04. After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.06 and 8.07 shall survive.

SECTION 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Securities of such series:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Securities of such series (calculated on the cash interest rate, if applicable) on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Securities and the Issuer’s must specify whether such Securities are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Securities of such series, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which, the Issuer is a party or by which the Issuer is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Securities over the other creditors of the Issuer or defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security of such series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Securities. Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture and any or all series of Securities, without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency, as certified by the Issuer;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption by a Successor Company of the Issuer’s obligations under this Indenture or the Securities;

(4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(7) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except they are not freely transferable;

(8) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Securities, as security for the payment and performance of all or any portion of the Obligations, in any property or assets, or otherwise to secure the Securities;

(9) to conform the text of this Indenture or the Securities to any provision of the “Description of New Securities” or equivalent section of any prospectus supplement to the extent that such provision in such “Description of New Securities” section was intended to be a verbatim recitation of a provision of this Indenture or Securities, as certified by the Issuer; or

(10) to establish any form of Security, as provided in Article II hereof, and to provide for the issuance of any series of Securities, as provided in Article II hereof, and to set forth the terms thereof and/or add to the rights of the Holders of the Securities any series.

Upon the request of the Issuer accompanied by a Board Resolution of the Issuer authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 9.02 With Consent of Holders of Securities. Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in principal amount of each series of Securities affected by such supplemental indenture or indenture then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities) or compliance with any provision of this Indenture or the Securities of the affected series may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities). Section 2.08 hereof and Section 2.09 hereof shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a Board Resolution of the Issuer authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of each such series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Securities of each series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Notwithstanding the foregoing, without the consent of each affected Holder of Securities of the applicable series, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity date of any such Security or alter the provisions with respect to the redemption of such Security;

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of the applicable series and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders;

(5) make any Security payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities or impact the right of any Holder of Securities to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change in the amendment and waiver provisions of Section 9.01 hereof or this Section 9.02; or

(8) make any change to or modify the ranking of the Securities that would adversely affect the Holders of the Securities.

SECTION 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver, the text of which shall be provided by the Issuer, on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive, upon request, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

SATISFACTION AND DISCHARGE

SECTION 10.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Securities of a series, when:

(1) either:

(A) all Securities of such series theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(B) all Securities of such series theretofore not delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer are a party or by which the Issuer are bound;

(3) the Issuer has paid or caused to be paid all sums payable by them under this Indenture with respect to the Securities of such series; and

(4) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 hereof shall survive.

SECTION 10.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 11.02 Notices. Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Sagent Pharmaceuticals, Inc.

1901 N. Roselle Road, Suite 700

Schaumburg, Illinois 60195

Facsimile: (847)

Attention: Jonathon M. Singer, Chief Financial Officer

With a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Dennis M. Myers, P.C.

If to the Trustee:

[U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Facsimile: (651) 466-7429

Attention: [            ]]

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Notices given by publication shall be deemed given on the first date on which publication is made.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 Communication by Holders of Securities with Other Holders of Securities. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(A) An Officers’ Certificate of in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(B) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(A) a statement that the Person making such certificate or opinion has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(C) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(D) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, unitholder or member of the Issuer, any of Issuer’s Subsidiaries or any of its direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer under the Securities, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

SECTION 11.08 Governing Law. THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.09 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12 Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.15 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16 Waiver of Immunities. To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in this Indenture and the Securities and to the extent that in any jurisdiction there may be immunity attributed to the Issuer or the Issuer’s assets, whether or not claimed, the Issuer hereby irrevocably agrees for the benefit of the Holders not to claim, and irrevocably waive, the immunity to the full extent permitted by law.

SECTION 11.17 U.S.A. Patriot Act The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.18 Qualification of Indenture The Issuer shall qualify this Indenture under the Trust Indenture Act.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

SAGENT PHARMACEUTICALS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title: